Exhibit 4.1

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STOCK OPTION GRANT CERTIFICATE

Clarient, Inc., a Delaware corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the 1996 Equity Compensation Plan, as amended and restated (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:	June 19, 2006

Type of Option:	Non-qualified Stock Option

Shares Subject to Option:	150,000

Exercise Price Per Share:	$0.90

Term of Option:	10 years

Shares subject to issuance under this Option do not become exercisable until the first anniversary of the grant, and then become exercisable on and after the dates indicated below:

June 19, 2007	25%
June 20, 2007 to June 19, 2010	Monthly
June 19, 2010	100%

This Option shall be exercisable throughout the Term as to all Shares for which it has become exercisable as provided above.

In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Clarient, Inc.

By:	/s/ Ronald A. Andrews
Ronald A. Andrews

Grantee hereby acknowledges receipt of a copy of the Prospectus containing information about the Plan, represents that Grantee has read the Prospectus and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.

/s/ James Agnello
James Agnello

1.             Option Expiration.   The Option shall automatically terminate upon the happening of the first of the following events:

(a)           The expiration of the three year period after the Grantee ceases to be a member of the Board of Directors of the Company for any reason other than as provided below in subparagraphs (b) through (e);

(b)           The expiration of the one-year period after the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company on account of the Grantee’s disability (as defined in the Plan);

(c)           The expiration of the one-year period after the Grantee’s employment terminates as a result of death while employed by or to be a member of the Board of Directors of the Company or within three months after the Grantee’s termination of employment or service as described in subparagraph (a) above;

(d)           The date on which the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company as a result of a termination by the Company for cause (as defined in the Plan); or

(e)           The expiration of the three-year period after the Grantee’s employment or service terminates as a result of retirement on or after the Grantee’s fifty-fifth birthday and a minimum of five years of employment or three years of Board service.

Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on the reverse side. Any portion of the Option that is not vested at the time the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company shall immediately terminate. In the event a Grantee ceases to be employed by or to be a member of the Board of Directors of the Company as a result of a termination by the Company for cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

2.             Exercise Procedures.

(a)           Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 11 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the prior consent of the Committee, by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)           The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld with a fair market value equal to the federal (including FICA), state and local tax liabilities with respect to the exercise of the Option, based on the minimum statutory tax rates applicable to supplemental wages.

3.             Change of Control.    In the event of a “Change of Control,” all of the unvested portion of the Option shall vest immediately. “Change in Control” is defined to mean the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company, or any merger, consolidation, sale of all or substantially all of the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933), other than any such merger, consolidation, sale or other transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction. Group shall have the same meaning as in Section 13(d) of the Securities Exchange Act of 1934, and “affiliate” shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.

4.             Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer non-qualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

5.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6.             No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

7.             No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

8.             No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee’s employment or service, including without limitation any plans regarding a public offering or merger involving the Company.

9.             Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee’s consent.

10.           Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Delaware.

11.           Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.           Antidilution. If the outstanding shares of Common Stock of the Company are changed into a different number or kind of shares of Company stock (i) by reason of a stock dividend, recapitalization , stock split or reverse stock split, (ii) by reason of a merger, reorganization or consolidation in which the outstanding shares of Common Stock of the Company are converted into a different number or kind of shares of Company stock (iii) by reason of a reclassification, change in par value or (iv) by reason of any other extraordinary or usual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company’s Common Stock I substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, then unless such event would change results in the termination of this Option, the Company shall make an appropriate and proportionate adjustment in the number and class shares subject in this Option. If the outstanding shares of Common Stock of the Company are converted into or exchanged for cash, property or securities not issued by the Company as a result of a reorganization, merger, consolidation or sale of assets of the Company, then, unless provision is made in writing in connection with such transaction for the assumption of the Option or the substitution for the Option of a new option covering the securities of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, this Option shall become exercisable to purchase, in lieu of the Shares subject hereto, the cash, property of securities that would have been received by the Grantee with respect to the Shares then subject to this Option if this Option has been exercised immediately before the consummation of such transaction. Any fractional shares resulting from any such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

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STOCK OPTION GRANT CERTIFICATE

Clarient, Inc., a Delaware corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the 1996 Equity Compensation Plan, as amended and restated (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:	June 19, 2006

Type of Option:	Non-qualified Stock Option

Shares Subject to Option:	150,000

Exercise Price Per Share:	$0.90

Term of Option:	10 years

Shares subject to issuance under this Option do not become exercisable until the first anniversary of the grant, and then become exercisable on and after the dates indicated below:

June 19, 2008	25%
June 20, 2008 to June 19, 2011	Monthly
June 19, 2011	100%

This Option shall be exercisable throughout the Term as to all Shares for which it has become exercisable as provided above.

In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Clarient, Inc.

By:	/s/ Ronald A. Andrews
Ronald A. Andrews

Grantee hereby acknowledges receipt of a copy of the Prospectus containing information about the Plan, represents that Grantee has read the Prospectus and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.

/s/ James Agnello
James Agnello

1.             Option Expiration. The Option shall automatically terminate upon the happening of the first of the following events:

(a)           The expiration of the three year period after the Grantee ceases to be a member of the Board of Directors of the Company for any reason other than as provided below in subparagraphs (b) through (e);

(b)           The expiration of the one-year period after the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company on account of the Grantee’s disability (as defined in the Plan);

(c)           The expiration of the one-year period after the Grantee’s employment terminates as a result of death while employed by or to be a member of the Board of Directors of the Company or within three months after the Grantee’s termination of employment or service as described in subparagraph (a) above;

(d)           The date on which the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company as a result of a termination by the Company for cause (as defined in the Plan); or

(e)           The expiration of the three-year period after the Grantee’s employment or service terminates as a result of retirement on or after the Grantee’s fifty-fifth birthday and a minimum of five years of employment or three years of Board service.

Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on the reverse side. Any portion of the Option that is not vested at the time the Grantee ceases to be employed by or to be a member of the Board of Directors of the Company shall immediately terminate. In the event a Grantee ceases to be employed by or to be a member of the Board of Directors of the Company as a result of a termination by the Company for cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

2.             Exercise Procedures.

(a)           Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 11 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the prior consent of the Committee, by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)           The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld with a fair market value equal to the federal (including FICA), state and local tax liabilities with respect to the exercise of the Option, based on the minimum statutory tax rates applicable to supplemental wages.

3.             Change of Control. In the event of a “Change of Control,” all of the unvested portion of the Option shall vest immediately. “Change in Control” is defined to mean the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company, or any merger, consolidation, sale of all or substantially all of the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933), other than any such merger, consolidation, sale or other transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction. Group shall have the same meaning as in Section 13(d) of the Securities Exchange Act of 1934, and “affiliate” shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.

4.             Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer non-qualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

5.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6.             No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

7.             No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

8.             No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee’s employment or service, including without limitation any plans regarding a public offering or merger involving the Company.

9.             Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee’s consent.

10.           Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Delaware.

11.           Notice.   Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.           Antidilution.  If the outstanding shares of Common Stock of the Company are changed into a different number or kind of shares of Company stock (i) by reason of a stock dividend, recapitalization, stock split or reverse stock split, (ii) by reason of a merger, reorganization or consolidation in which the outstanding shares of Common Stock of the Company are converted into a different number or kind of shares of Company stock (iii) by reason of a reclassification, change in par value or (iv) by reason of any other extraordinary or usual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company’s Common Stock I substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, then unless such event would change results in the termination of this Option, the Company shall make an appropriate and proportionate adjustment in the number and class shares subject in this Option. If the outstanding shares of Common Stock of the Company are converted into or exchanged for cash, property or securities not issued by the Company as a result of a reorganization, merger, consolidation or sale of assets of the Company, then, unless provision is made in writing in connection with such transaction for the assumption of the Option or the substitution for the Option of a new option covering the securities of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, this Option shall become exercisable to purchase, in lieu of the Shares subject hereto, the cash, property of securities that would have been received by the Grantee with respect to the Shares then subject to this Option if this Option has been exercised immediately before the consummation of such transaction. Any fractional shares resulting from any such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.